UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 17, 2018

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

CNB Financial Corporation (the “Corporation”) held its Annual Meeting of Shareholders on April 17, 2018 for the purpose of: (i) selecting four Class 3 directors, (ii) voting on a non-binding advisory resolution on the Corporation’s compensation program for its named executive officers, (iii) ratifying the appointment of independent auditors, and (iv) transacting such other business as would properly come before the meeting.

Results of the shareholder voting on the class 3 directors were as follows:

	Joseph B.	Robert W.	Joel E	Richard B.
	Bower, Jr.	Montler	Peterson	Seager
For	9,060,313	8,969,388	9,077,576	9,000,701
Against	288,442	363,293	270,975	320,199
Abstentions	238,937	255,011	239,141	266,792
Broker Non-Votes	1,524,742	1,524,742	1,524,742	1,524,742

Results of the advisory vote on executive compensation were as follows:

For	9,165,900
Against	319,730
Abstentions	102,062
Broker Non-Votes	1,524,742

Results of the ratification of Crowe Horwath LLP as independent auditors were as follows:

For	10,929,835
Against	105,831
Abstentions	76,768
Broker Non-Votes	—

The total shares voted at the annual meeting were 11,112,434.

The Corporation’s press release regarding the results of the Annual Meeting is filed as Exhibit 99.1 herewith and is incorporated by reference herein.

Item 8.01.	Other Events

CNB Financial Corporation shareholders and CNB Bank each held separate annual meetings on April 17, 2018.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits: Exhibit 99.1 News Release announcing annual meeting

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: April 18, 2018	By:	/s/ Brian W. Wingard
Brian W. Wingard
Treasurer